Exhibit 2.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "ONE CHESTNUT PARTNERS LLC", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF MARCH, A.D. 2022, AT 4:29 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6698063 8100
SR# 20221169707

Authentication: 203021325
Date: 03-28-22

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:29 PM 03/25/2022
FILED 04:29 PM 03/25/2022
SR 20221169707 - File Number 6698063

CERTIFICATE OF FORMATION
OF
ONE CHESTNUT PARTNERS LLC

This Certificate of Formation of **One Chestnut Partners LLC** (the "LLC"), is being duly executed and filed by Kenneth Betts as an authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is **One Chestnut Partners LLC**.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 25th day of March, 2022.

Kenneth Betts
Authorized Person